Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications and Human Capital Officer

CNL Financial Group

(407) 650-1223

CNL PROPERTIES TRUST BREAKS ESCROW

— REIT to admit new stockholders daily —

(ORLANDO, Fla.) Oct. 5, 2011 — CNL Properties Trust, Inc., a non-traded real estate investment trust (REIT) focusing on healthcare and senior living, lifestyle, lodging and specialty properties, announced today that it has raised proceeds sufficient to break escrow through its continuous public offering. CNL Properties Trust has accepted subscription funds of more than $2.0 million and issued approximately 227,000 shares to its initial investors, who were admitted as stockholders. New stockholders will now be admitted daily.

“We are pleased with the early and high level of interest CNL Properties Trust has received from investors,” said Thomas K. Sittema, CEO of CNL Properties Trust. “We believe that our diversified yet carefully targeted investment strategy for this REIT is yielding attractive market opportunities and we are looking forward to putting shareholders’ money to work.”

Following this announcement, the board of directors of CNL Properties Trust expects to declare a monthly cash distribution of $0.03333 and a monthly stock distribution of 0.002500 shares on each outstanding share of common stock on November 1, 2011 and on the first day of each month thereafter pursuant to its recently adopted distribution policy. The cash and stock distributions equate to an annualized distribution rate of 4 percent and 3 percent, respectively, for a total annualized distribution of 7 percent based on the $10 offering price.

About CNL Properties Trust, Inc.

CNL Properties Trust, Inc. will seek to acquire properties in the healthcare and senior living, lifestyle, lodging and specialty property asset classes. The company intends to qualify as a real estate investment trust. CNL Financial Group is the sponsor of CNL Properties Trust, Inc. For more information, visit www.CNLPropertiesTrust.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $25 billion in assets. CNL is headquartered in Orlando, Florida.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding CNL Properties Trust’s ability to acquire assets at attractive prices, diversification of asset classes, future financial position, and business strategy are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the CNL Properties Trust’s management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the company’s success in implementing its financial and operational initiatives, competition in the company’s markets, the company’s ability to raise equity and obtain financing for transactions, the company’s ability to identify investments, the impact of tighter credit markets, changes in national, regional and local economic, political or business conditions, the company’s ability to qualify as a real estate investment trust. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.CNLPropertiesTrust.com.

Management believes these forward-looking statements are reasonable; however, reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to CNL Properties Trust or persons acting on its behalf are qualified in their entirety by these cautionary statements.

There can be no assurance that CNL Properties Trust will experience results similar to those of past CNL offerings. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor the sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The offering of these securities will be made only by means of a prospectus available to download at www.CNLPropertiesTrust.com or from participating broker-dealers.

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